Exhibit 1.1
$300,000,000
ARROW ELECTRONICS, INC.
6.000% NOTES DUE 2020
UNDERWRITING AGREEMENT
September 23, 2009

September 23, 2009
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
As Representatives of the several underwriters named in Schedule I
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Dear Sirs and Mesdames:
     Arrow Electronics, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) $300,000,000 aggregate principal amount of its 6.000% Notes due 2020 (the “Securities”), the terms of which are identified on Schedule III hereto, to be issued pursuant to the provisions of an Indenture dated as of January 15, 1997, as supplemented (the “Indenture”) between the Company and Bank of New York Mellon (as successor to Bank of Montreal Trust Company), as Trustee (the “Trustee”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a prospectus, relating to among other things, certain debt securities and equity securities of the Company (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated September 23, 2009, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated September 23, 2009, specifically relating to the Securities in the form made available to the Underwriters by the Company together with the free writing prospectuses, if any, each identified on Schedule II hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The term “Time of Sale” shall mean 3:40 p.m. (Eastern time) on September 23, 2009, which is the time of the first contract of sale for the Securities. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain, each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) Since the respective dates as of which information is given in the Time of Sale Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of the Company and its Material Subsidiaries (as defined below), otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus.
     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company which constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X and each subsidiary of the Company which constitutes a “restricted subsidiary” within the meaning of the Indenture (together, the “Material Subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (f) This Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Prospectus and the Prospectus and will be in substantially the form previously delivered to you.
     (g) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (h) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.
     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Material Subsidiaries or to which any of its or their properties are subject that is material to the Company and its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary or any of their properties, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (j) Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (k) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (l) The Company and its Material Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (m) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.
     (n) The operations of the Company and its subsidiaries are and have been conducted in all material respects at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (o) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     2. Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.319% of the aggregate principal amount thereof (the “Purchase Price”) with respect to the Securities plus accrued interest, if any, to the Closing Date, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     3. Terms of Public Offering. (a) The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the parties have executed this Agreement as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.969% of their principal amount (the “Public Offering Price”) plus accrued interest, if any, to the Closing Date.

     (b) Each Underwriter severally represents and warrants to and agrees with the Company that:
     (1) in relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), it has not made and will not make an offer of the Securities to the public in that relevant member state other than: (i) at any time to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) at any time to any legal entity that has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) to fewer than 100 natural or legal persons (other than qualified investors defined in the Prospectus Directive) subject to obtaining the prior written consent of the representatives or (iv) at any time in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive; provided that no such offer of Securities referred to in (i) to (iii) above shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 003/71/EC and includes any relevant implementing measure in each relevant member state;
     (2) (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;
     (3) it has not offered or sold and will not make an offer or sell the Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder;
     (4) the Securities have not been registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”), and it has not offered or sold and it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan; and
     (5) the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     4. Payment and Delivery. (a) The Securities to be purchased severally by each Underwriter hereunder, registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), shall be delivered through the facilities of DTC by or on behalf of the Company to you, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to an account designated by the Company, payable to the order of the Company in Federal (same-day) funds. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 30, 2009 or such other time and date as you and the Company may agree upon in writing. Such time and date are herein called the “Closing Date”.

     (b) The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6 hereof, will be delivered at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005 (the “Closing Location”) on the Closing Date. A meeting will be held at the Closing Location at 9:30 a.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To prepare the Registration Statement, the Time of Sale Prospectus and the Prospectus in a form approved by you and, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act, any prospectus required to be filed pursuant to such Rule.
     (b) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualification for as long as you shall reasonably request.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (e) To furnish you with copies of the Registration Statement, each amendment or supplement thereto signed by an authorized officer of the Company (including exhibits thereto and documents incorporated therein by reference), and to each of the Underwriters the Time of Sale Prospectus, the Prospectus and any documents incorporated therein by reference, in each case in such quantities as you may from time to time reasonably request, and if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or if, in the opinion of counsel for the Underwriters, it shall be necessary during such same period to amend or supplement the Prospectus to comply with applicable law, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (f) Not to be or become, at any time prior to the earlier of (i) the expiration of three years after the Closing Date or (ii) the time when there are no longer any Securities outstanding, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and any amendments and supplements to any of the foregoing and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee, any agent of the Trustee, including the fees and expenses of the Trustee’s counsel, any transfer agent, registrar or depositary; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2009 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) (1) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(b)(1)(iii), 6(b)(1)(iv), 6(b)(1)(v), 6(b)(1)(viii)(A) (but only as to the statements under the captions “Underwriting” and “Description of Notes” and “Description of Debt Securities”) and 6(b)(1)(x) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; (2) the Underwriters shall have received on the Closing Date a letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date covering the matters referred to in Section 6(b)(2) below, but as to clause (i) only as to the Registration Statement as of the date of this Agreement.
     (b) (1) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, outside counsel for the Company, dated the Closing Date, to the effect that:
     (i) the Company is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus;
     (ii) each Material Subsidiary of the Company organized in the States of Delaware or New York and named in Schedule IV hereto is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus;
     (iii) this Agreement has been duly authorized, executed and delivered by the Company;
     (iv) the Securities have been duly authorized by the Company and, when authenticated by the Trustee under the Indenture and executed, delivered and paid for in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing; each registered holder of the Securities will be entitled to the benefits of the Indenture;
     (v) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; and (ii) concepts of materiality, reasonableness, good faith and fair dealing; and (c) in the case of rights to indemnity as may be limited by provisions imposed by law or public policy; the Indenture has been duly qualified under the Trust Indenture Act.
     (vi) neither the execution and delivery by the Company of this Agreement nor the sale of the Securities by the Company thereunder will (i) result in a breach or violation of the restated certificate of incorporation or by-laws of the Company, each as amended, or (ii) constitute a breach or violation of, or a default under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any applicable law, provided that such counsel expresses no opinion as to the indemnification provisions contained therein may be considered under applicable law to contravene public policy;
     (vii) no consent, authorization, approval or order of, or registration, qualification or filing with, any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body is required on the part of the Company for the execution and delivery by the Company of this Agreement or the Indenture or the consummation of the sale of the Securities by the Company thereunder, except such as have been made or obtained prior to the date hereof or as may be required under state securities or “blue sky” laws of any jurisdiction, as to which such counsel expresses no opinion;
     (viii) the statements set forth (A) in the Time of Sale Prospectus and the Prospectus under the caption “Description of Debt Securities”, “Description of Notes” and, subject to the limitations and qualifications stated therein, “Certain U.S. Federal Tax Considerations for Non-U.S. Holders” and (B) in the Registration Statement in Item 15, in each case to the extent that they purport to summarize provisions of certain agreements or documents referred to therein or U.S. federal income tax matters, fairly summarize in all material respects such provisions of such agreements, documents or matters;
     (ix) the Company is not required to, and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, the Company will not be required to, register as an investment company under the Investment Company Act of 1940, as amended;
     (x) the Registration Statement, as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), and as of the date of this Agreement and the Prospectus, as of the date thereof (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement or the Prospectus, as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder; in rendering this opinion, such counsel need not take responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus, except to the extent set forth in paragraph (viii);
     (2) The Underwriters shall have received on the Closing Date a letter of Milbank, Tweed, Hadley & McCloy LLP, outside counsel for the Company, dated the Closing Date to the effect that nothing has come to such counsel’s attention that causes it to believe that: (i) the Registration Statement (other than the financial statements and schedules and other financial and accounting information and data, management’s report on the effectiveness of internal control over financial reporting, and that part of the Registration Statement that constitutes the Form T-1, as to which such counsel expresses no belief and makes no statement), as of the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)) or as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Prospectus (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which such counsel expresses no belief and makes no statement), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which such counsel expresses no belief and makes no statement), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     With respect to the foregoing paragraph, such counsel may state that they reviewed the Registration Statement, the Time of Sale Prospectus, the Prospectus and each free writing prospectus identified in Schedule II to this Agreement, they reviewed certain corporate records and documents furnished to them by the Company and they participated in discussions with representatives of the Company, independent registered public accountants for the Company and your representatives regarding the Registration Statement, the Time of Sale Prospectus, the Prospectus and each such free writing prospectus and related matters. The purpose of their professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and they have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus involve matters of a non-legal nature. Accordingly, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and they make no representation that they have independently verified the accuracy, completeness or fairness of such statements except to the extent set forth in paragraph (b)(viii). In addition, they are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Time of Sale Prospectus or the Prospectus was conveyed to any person for purposes of Rule 159 under the Securities Act.
     (c) The Underwriters shall have received on the Closing Date an opinion of Peter S. Brown, Senior Vice President and General Counsel of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

     (i) such counsel is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (other than the financial statements or other financial data and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;
     (ii) to the best of such counsel’s knowledge, (x) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than as described in the Time of Sale Prospectus or the Prospectus and other than such legal or governmental proceedings which individually or in the aggregate are not material to the Company and its subsidiaries taken as a whole and no such proceedings are threatened by others, and (y) there are no statutes, regulations, contracts or other documents that are required to be described in the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed, or incorporated as required; and
     (iii) neither the execution and delivery by the Company of this Agreement, nor the sale of the Securities by the Company hereunder, results in a breach or violation of any agreement or other instrument known to such counsel binding upon the Company or any of its Material Subsidiaries or to which any of its or their properties are subject (including, without limitation, any credit agreement, indenture or other financing agreement) that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree that is material to the Company and its subsidiaries taken as a whole, of any governmental body, agency or court having jurisdiction over the Company or any subsidiaries or any of their properties.
     (d) On each of the date hereof and the Closing Date, Ernst & Young LLP, independent public accountants, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (e) Since the date of this Agreement, or if earlier, the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which, in any such case described in this paragraph, is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus.
     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (g) The Company shall have furnished or caused to be furnished to you at the Closing Date a certificate of Paul J. Reilly, Senior Vice President and Chief Financial Officer of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsection 6(e) and as to such other matters as you may reasonably request.
     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any underwriter within the meaning of Rule 405 of the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) (including each free writing prospectus listed on Schedule II) under the Securities Act or the Prospectus (or any amendments or supplements thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     8. Termination. This Agreement shall be subject to termination at your discretion by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market LLC, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or any over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in your judgment, is material and adverse and (b) in the case of any event specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Prospectus or the Prospectus.
     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount at maturity of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount at maturity of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount at maturity of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount at maturity of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount at maturity of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such aggregate principal amount at maturity of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount at maturity of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     11. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you on their behalf.
     All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Banc of America Securities LLC, 40 West 57th Street, New York, New York 10019, Attention: High Grade Capital Markets Transaction Management; fax (212) 901-7881; J.P. Morgan Securities Inc. 270 Park Avenue, New York, New York, attention: Investment Grade Syndicate Desk; fax (212) 834-6081; Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York, 10004, Attention: Registration Department; fax (212) 902-9316; and, if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary.
     12. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 7 hereof, the officers and directors of the Company, each person who controls the Company or any Underwriter, each affiliate of any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     13. Absence of Fiduciary Relationship. The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herewith. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     14. Timing. Time shall be of the essence of this Agreement.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours, ARROW ELECTRONICS, INC.
By:	/s/ Michael J. Taunton
	Name:	Michael J. Taunton
	Title:	Vice President & Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

Banc of America Securities LLC

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

J.P. Morgan Securities Inc.
By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Aggregate
Principal
Amount of
Securities to
Underwriters	be Purchased
Banc of America Securities LLC	$80,250,000
J.P. Morgan Securities Inc.	$80,250,000
Goldman, Sachs & Co.	$23,250,000
Credit Suisse Securities (USA) LLC	$32,250,000
Morgan Stanley & Co. Incorporated	$32,250,000
BNP Paribas Securities Corp.	$17,250,000
Mitsubishi UFJ Securities (USA), Inc.	$17,250,000
Scotia Capital (USA) Inc.	$17,250,000

Total	$300,000,000

SCHEDULE II
Free Writing Prospectuses
Included in the Time of Sale Prospectus
     1. Pricing term sheet dated September 23, 2009 in the form of Schedule III to the Underwriting Agreement.

SCHEDULE III
Arrow Electronics, Inc.
Pricing Term Sheet
September 23, 2009
6.000% Notes due April 1, 2020

Issuer:	Arrow Electronics, Inc.
Principal Amount:	$300,000,000
Maturity:	April 1, 2020
Coupon:	6.000% per annum, accruing from September 30, 2009
Price to Public:	99.969%
Yield to Maturity:	6.004%
Spread to Benchmark Treasury:	2.500%
Benchmark Treasury:	3.625% August 15, 2019
Benchmark Treasury Spot and Yield:	101-00; 3.504%
Interest Payment Dates:	April 1 and October 1, commencing April 1, 2010
Make-Whole Call:	Treasury Rate plus 40 basis points
Trade Date:	September 23, 2009
Settlement Date:	September 30, 2009 (T+5)
Denominations:	$2,000 and higher multiples of $1,000
Ratings:	Moody’s: Baa3 / S&P: BBB- / Fitch: BBB-
Joint Book-Running Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. Goldman, Sachs & Co.
Co-Managers:	Credit Suisse Securities (USA) LLC Morgan Stanley & Co. Incorporated BNP Paribas Securities Corp. Mitsubishi UFJ Securities (USA), Inc. Scotia Capital (USA) Inc.
CUSIP/ISIN:	042735BA7/US042735BA76
Tender Offer for 9.15% Senior Notes due 2010:	On September 23, 2009, the Company commenced a fixed price cash tender offer (the “tender offer”) for any and all of its outstanding $200 million in aggregate principal amount of 9.15% Senior Notes due 2010 (the “2010 notes”). The consideration for the 2010 notes validly tendered and accepted for payment pursuant to the tender offer is $1,077.50 per $1,000 principal amount of the 2010 notes. In addition, the Company will pay all accrued and unpaid interest on the 2010 notes purchased pursuant to the tender offer up to, but not including, the settlement date for the tender offer.

The tender offer is being made on the terms and subject to the conditions set forth in the offer to purchase, dated September 23, 2009, relating to the tender offer. The tender offer may not be consummated in accordance with its terms, or at all, so all or a portion of the 2010 notes may remain outstanding. This offering is not conditioned upon the successful consummation of the tender offer.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll free at 1-800-294-1322, J.P. Morgan Securities Inc. collect at 212-834-4533 or Goldman, Sachs & Co. at Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

     SCHEDULE IV
List of Material Subsidiaries pursuant to Section 6(b)(1)(ii)
Arrow Electronics (U.K.), Inc.
Arrow Enterprise Computing Solutions, Inc.